Exhibit 22
                                                                 ----------

SUBSIDIARIES OF THE REGISTRANT
------------------------------

The Registrant, during fiscal 2000, owned the following percentages of the voting securities of the following subsidiaries:

       NAME               PERCENT           INCORPORATED         NOTE

Bender Shoe Company         100%            Pennsylvania          (1)


(1)  Operates as a division of B.B. Walker Company.